EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Kenneth Schellenberg
FBCInvestorRelations@flagstar.com
(248) 312-5741

Flagstar Bancorp Reports Second Quarter 2020 Net Income of $116 Million, or $2.03 Per Diluted Share

Key Highlights - Second Quarter 2020

•Posted best results in company history, validating strength of business model
•Expanded net interest margin by 5 basis points and increased net interest income by $20 million
•Achieved mortgage revenues of $295 million, driven by strong gain on sale margin
•Increased the allowance for credit losses, driving the coverage ratio to 1.69 percent; 2.60 percent, excluding warehouse
•Achieved stable capital ratios from balance sheet growth in low-risk asset categories

TROY, Mich., July 28, 2020 - Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, today reported second quarter 2020 net income of $116 million, or $2.03 per diluted share, compared to first quarter 2020 net income of $46 million, or $0.80 per diluted share and second quarter 2019 net income of $61 million, or $1.06 per diluted share.

“We posted outstanding results for the quarter, the best in the company’s history,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp, Inc. "All cylinders were firing in mortgage as we got a lift from a market that was super-charged and banking and servicing continued to provide stable and consistent earnings.

“Results were further bolstered by the strategic way we managed volume and sales channels to maximize revenue. Banking came in strong, too, with net interest margin up an impressive 5 basis points, and a $20 million increase in net interest income, despite a difficult interest rate backdrop. And we held our ground in servicing, despite high levels of prepayments.

“It’s important to note that we earned over $2.00 per share even while setting aside $100 million for loan losses, which raised our credit reserves to $250 million. This pushed our coverage ratio to 1.69 percent overall and 2.60 percent, excluding our warehouse business which has a history of virtually no losses. This was a provision largely driven by the uncertainty around the pandemic and the conservative approach we took within the CECL framework of modeling-in economic variables.

“Our commercial customers are holding up well to this point and forbearance trends have been positive throughout the quarter. Also noteworthy is the growth in net interest margin in a challenging rate environment. Taken together, we believe these factors position us well for whatever COVID-19 may bring in the future.

"Mortgage took center stage with revenue of $295 million, largely on the strength of gain on sale margin which expanded 139 basis points, to 219 basis points and a 24 percent increase in fallout adjusted locks from the prior quarter. We capitalized on market opportunities, leveraged the diversity of our platform and shifted our product and channel mix to optimize results. This, along with stronger secondary market performance resulted in net gain on loan sales of $303 million.

“We closed the quarter servicing or subservicing slightly more than 1 million loans, which despite high prepayment activity, was generally consistent with the prior quarter. We did this by leveraging our ability to tap into our mortgage origination business to replace loans that prepaid.

"Additionally, our expense discipline contributed to $180 million of pre-provision net revenue growth compared to the prior quarter. The expense increases we did have this quarter were largely attributable to variable costs associated with the strong performance in mortgage leading to our efficiency ratio of 54 percent.

“Like the first quarter, our results in the second quarter reflect the power of our business model. Mortgage was a standout, but the contribution of our warehouse business, our net interest income and margin in banking, and the consistency of our servicing business and the related fee income highlight our unique and diversified business mix. The combination of these items drove strong capital generation, resulting in a tangible book value per share of $31.74 at quarter end.

"I would be remiss if I didn’t comment on the horrific events that gripped the nation during the quarter and how they have inspired us as a company to open a dialogue about social and racial inequities and be a catalyst for change. For starters, we realized that in order to create a work environment where employees could be themselves and do their best work we had to acknowledge what was happening in the outside world. So, we listened to our employees and did everything from pulling our advertising from Facebook in July to support the Stop Hate for Profit initiative, to holding “Let’s Talk About It” panel discussions about current events. We’re pledging $1 million dollars in grants to minority owned small businesses and another $1 million to nonprofits that support diversity, equity and inclusion. Additionally, our board of directors has approved adding two new directors to the board who will be women representing minority groups. Reversing decades of systemic inequities is a marathon and not a sprint, but we are committed to making our company and our communities fairer and more equitable for all. We’re off and running.

“As for our financial performance, we don’t know what lies ahead, but we continue to show the strength of our unique business model in a range of economic environments. This quarter was extraordinary, but it stands on the shoulders of many other quarters where we turned in solid, consistent results from a business model designed to do just that.”

Income Statement Highlights
	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Dollars in millions)
Net interest income	$168	$148	$152	$146	$138
Provision for credit losses	102	14	—	1	17
Noninterest income	378	157	162	171	168
Noninterest expense	296	235	245	238	214
Income before income taxes	148	56	69	78	75
Provision for income taxes	32	10	11	15	14
Net income	$116	$46	$58	$63	$61
Income per share:
Basic	$2.04	$0.80	$1.01	$1.12	$1.08
Diluted	$2.03	$0.80	$1.00	$1.11	$1.06

Adjusted Income Statement Highlights (Non-GAAP) (1)
	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Dollars in millions)
Net interest income	$168	$148	$152	$146	$138
Provision for credit losses	102	14	—	1	17
Noninterest income	378	157	162	171	143
Noninterest expense	296	235	245	238	214
Income before income taxes	148	56	69	78	50
Provision for income taxes	32	10	11	15	9
Net income	$116	$46	$58	$63	$41

Income per share:
Basic	$2.04	$0.80	$1.01	$1.12	$0.72
Diluted	$2.03	$0.80	$1.00	$1.11	$0.71
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net interest margin	2.86%	2.81%	2.91%	3.05%	3.08%
Return on average assets	1.8%	0.8%	1.0%	1.2%	1.2%
Return on average common equity	23.5%	9.8%	12.7%	14.7%	14.6%
Efficiency ratio	54.3%	77.1%	78.2%	75.2%	69.8%
HFI loan-to-deposit ratio	76.7%	74.9%	76.5%	74.2%	75.0%
Adjusted HFI loan-to-deposit ratio (1)	85.4%	86.3%	84.6%	82.0%	80.6%
(1)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$23,692	$21,150	$20,708	$18,997	$17,759	12%	33%
Average loans held-for-sale (LHFS)	5,645	5,248	5,199	3,786	3,539	8%	60%
Average loans held-for-investment (LHFI)	13,596	11,823	12,168	11,743	10,613	15%	28%
Average total deposits	17,715	15,795	15,904	15,817	14,159	12%	25%

Net Interest Income

Net interest income in the second quarter of 2020 was $168 million, an increase of $20 million (14 percent) compared to the first quarter 2020. The increase was primarily driven by loan growth, the impact of lower interest rates on deposits, and lower borrowing costs, partially offset by lower yields on earnings assets. Average earnings assets increased $2.5 billion, reflecting increases of $2.2 billion in average total loans and $0.4 billion in average investment securities.

The net interest margin in the second quarter of 2020 was 2.86 percent, a 5 basis point increase from the prior quarter. The increase in the net interest margin was primarily driven by the expiration of promotional rates on some of our savings deposits and the maturity of higher cost time deposits, combined with lower short-term FHLB borrowing costs. This increase more than offset the impact declining interest rates and a lower yield curve had on the loans held-for-investment portfolio. Our cost of interest-bearing deposits in the second quarter of 2020 was 86 bps, which declined from 133 basis points in the prior quarter, representing a 47 basis point decrease.

Loans held-for-investment averaged $13.6 billion for the second quarter of 2020, increasing $1.8 billion (15 percent) from the prior quarter, primarily driven by $1.5 billion (64 percent) higher average warehouse loan balances as we grew our business and took advantage of the strong mortgage market and $0.3 billion of paycheck protection program loans.

Average total deposits were $17.7 billion in the second quarter 2020, increasing $1.9 billion (12 percent) from the first quarter 2020. Average custodial deposits increased $1.4 billion (30 percent) due to higher prepayments from refinancing and average retail deposits increased $0.4 billion (4 percent) largely due to COVID-19 pandemic impact on the behavior and spending patterns for consumers and conservative commercial depositors carrying higher cash balances.

Provision for Credit Losses

The provision for credit losses was $102 million for the second quarter 2020, as compared to $14 million for the first quarter 2020. The increase was primarily driven by our forecast of economic conditions. These forecasts reflect our view that the economy will continue to be challenged by the response to the COVID-19 pandemic, especially in the commercial real estate sector, for an extended period of time.
Noninterest Income

Noninterest income increased $221 million to $378 million in the second quarter 2020, as compared to $157 million for the first quarter 2020, primarily due to higher mortgage revenues.

Second quarter 2020 net gain on loan sales increased $213 million, to $303 million, as compared to $90 million in the first quarter 2020. The net gain on loan sale margin increased 139 basis points, to 2.19 percent for the second quarter 2020, as compared to 0.80 percent for the first quarter 2020. The extraordinary gain on sale margin increase was primarily driven by our response to market conditions and higher originations in our retail channel. Fallout-adjusted locks increased $2.7 billion, or 24 percent, to $13.8 billion, as historically low interest rates fueled a strong refinance market and state re-openings brought the purchase market to life.

Net return on mortgage servicing rights decreased $14 million, to an $8 million net loss for the second quarter of 2020, compared to a $6 million net gain for the first quarter 2020, primarily driven by higher prepayments.

Loan fees and charges increased $15 million, to $41 million for the second quarter of 2020, compared to $26 million for the first quarter 2020, resulting from a 41 percent increase in mortgage closings.

Mortgage Metrics
	As of/Three months ended					Change (% / bps)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$13,811	$11,154	$8,179	$9,197	$8,344	24%	66%
Mortgage loans closed	$12,156	$8,591	$9,303	$9,263	$8,641	41%	41%
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	2.19%	0.80%	1.23%	1.20%	0.89%	139	130
Net gain on loan sales	$303	$90	$101	$110	$75	N/M	N/M
Net return on mortgage servicing rights (MSR)	$(8)	$6	$(3)	$(2)	$5	N/M	N/M
Gain on loan sales + net return on the MSR	$295	$96	$98	$108	$80	N/M	N/M
Loans serviced (number of accounts - 000's) (2)	1,042	1,082	1,091	994	983	(4)%	6%
Capitalized value of MSRs	0.87%	0.95%	1.21%	1.14%	1.23%	(8)	(36)
N/M - Not meaningful
(1) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense increased to $296 million for the second quarter 2020, compared to $235 million for the first quarter 2020, primarily reflecting a $53 million increase in mortgage-related expenses due to higher mortgage volumes. Mortgage expense relative to closings increased during the quarter due to higher retail channel mix. Additionally, compensation and benefits expense increased $14 million from the prior quarter, primarily driven by higher variable compensation attributed to stronger financial results.

The Company's efficiency ratio was 54 percent for the second quarter 2020, as compared to 77 percent for the first quarter 2020.

Income Taxes

The second quarter 2020 provision for income taxes totaled $32 million, with an effective tax rate of 21.5 percent, compared to $10 million and an effective tax rate of 18.4 percent for the first quarter 2020. The higher rate was the result of our higher level of income in the second quarter, which is taxed at higher marginal tax rates. Also contributing to the higher rate is a greater percentage of earnings in higher state tax jurisdictions, lower tax benefits for stock-based compensation and higher FDIC expenses, which are not deductible.
Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses	$250	$152	$110	$113	$113	64%	N/M
Credit reserves to LHFI	1.69%	1.10%	0.91%	0.90%	0.97%	59	72
Charge-offs, net of recoveries	$3	$2	$3	$1	$34	50%	(91)%
Total nonperforming LHFI and TDRs	$33	$29	$26	$26	$63	14%	(48)%
Net charge-offs to LHFI ratio (annualized)	0.11%	0.08%	0.10%	0.02%	1.29%	3	(118)
Ratio of nonperforming LHFI and TDRs to LHFI	0.22%	0.21%	0.21%	0.21%	0.54%	1	(32)

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (1):
Residential first mortgage	0.26%	0.08%	0.08%	0.07%	0.11%	N/M	N/M
Home equity and other consumer	0.28%	0.28%	0.49%	0.27%	0.71%	—	(61)
Commercial real estate	0.01%	(0.01)%	—%	—%	—%	N/M	N/M
Commercial and industrial	0.08%	0.09%	0.07%	(0.22)%	7.11%	(11)	N/M
N/M - Not meaningful
        (1) Excludes loans carried under the fair value option.

The allowance for credit losses was $250 million and covered 1.69 percent of loans held-for-investment at June 30, 2020, a 59 basis point increase from March 31, 2020. The increase in the allowance coverage reflects our forecast of economic conditions and reflects our view that the economy will continue to be challenged by the response to the COVID-19 pandemic for an extended period of time. Excluding warehouse loans, the allowance coverage ratio was 2.60 percent, a 106 basis point increase from March 31, 2020.

Net charge-offs in the second quarter 2020 were negligible at $3 million, or 11 basis points of LHFI, compared to $2 million, or 8 basis points in the prior quarter.

Nonperforming loans were $33 million and our ratio of nonperforming loans to loans held-for-investment was 22 basis points at June 30, 2020, flat compared to March 31, 2020. There were no nonperforming commercial loans. At June 30, 2020, early stage loan delinquencies totaled $15 million, or 0.10 percent, of total loans, compared to $26 million, or 0.19 percent, at March 31, 2020.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	7.76%	8.09%	7.57%	7.98%	7.94%	(33)	(18)
Tier 1 common equity (to RWA)	9.11%	9.17%	9.32%	9.25%	9.08%	(6)	3
Tier 1 capital (to RWA)	10.33%	10.52%	10.83%	10.81%	10.73%	(19)	(40)
Total capital (to RWA)	11.32%	11.18%	11.52%	11.54%	11.51%	14	(19)
Tangible common equity to asset ratio (1)	6.58%	6.25%	6.95%	7.08%	7.31%	33	(73)
Tangible book value per share (1)	$31.74	$29.52	$28.57	$27.62	$26.16	8%	21%
(1)See Non-GAAP Reconciliation for further information.

The Company maintained a solid capital position with regulatory ratios well above current regulatory quantitative guidelines for "well capitalized" institutions. At the end of the quarter, the balance sheet increased by $1.0 billion to include loans previously sold into GNMA securities. Although we have not repurchased these loans and they are not delinquent, they are in forbearance. At a certain point, the accounting rules require us to include these as “Loans with Government Guarantees” with an offsetting amount included in “Other Liabilities.” The Company does not have exposure to credit risk from these loans. Excluding these loans that are in forbearance, the Company had a Tier 1 common equity ratio of 10.52 percent, a total risk-based capital ratio of 11.52 percent, and a tangible common equity to assets ratio of 7.47 percent at June 30, 2020.

Importantly, tangible book value per share grew to $31.74, up $2.22 from last quarter and $5.58 from one year ago, which represents a 21 percent increase.

Earnings Conference Call

As previously announced, the Company's second quarter 2020 earnings call will be held Tuesday, July 28, 2020 at 11 a.m. (ET).

To join the call, please dial (800) 458-4121 toll free or (323) 794-2597 and use passcode 8266062. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820 and using passcode 8266062.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com, where it will be archived and available for replay and download. The slide presentation accompanying the conference call will be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $27.5 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 160 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 89 retail locations in 28 states, representing the combined retail branches of Flagstar and its Opes Advisors mortgage division. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $214 billion of loans representing slightly over 1 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes non-GAAP financial measures for tangible book value per share, tangible common equity to assets ratio, return on average tangible equity, adjusted return on average tangible equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest income, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, and adjusted basic and diluted earnings per share. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in conference call slides, the Form 8-K Current Report related to this news release and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company's actual results could differ materially from those described in the forward-looking statements depending upon various factors as described in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Assets
Cash	$204	$216	$220	$268
Interest-earning deposits	23	126	206	51
Total cash and cash equivalents	227	342	426	319
Trading securities	—	2,058	—	—
Investment securities available-for-sale	2,348	2,446	2,116	1,718
Investment securities held-to-maturity	496	554	598	661
Loans held-for-sale	5,615	4,389	5,258	3,345
Loans held-for-investment	14,808	13,795	12,129	11,655
Loans with government guarantees	1,791	814	736	507
Less: allowance for loan losses	(229)	(132)	(107)	(110)
Total loans held-for-investment and loans with government guarantees, net	16,370	14,477	12,758	12,052
Mortgage servicing rights	261	223	291	316
Federal Home Loan Bank stock	377	306	303	303
Premises and equipment, net	410	413	416	415
Goodwill and intangible assets	164	167	170	178
Other assets	1,200	1,430	930	899
Total assets	$27,468	$26,805	$23,266	$20,206
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$7,921	$6,551	$5,467	$4,784
Interest-bearing deposits	9,977	9,501	9,679	9,632
Total deposits	17,898	16,052	15,146	14,416
Short-term Federal Home Loan Bank advances and other	3,354	5,841	4,165	2,550
Long-term Federal Home Loan Bank advances	1,200	1,000	650	500
Other long-term debt	493	493	496	495
Other liabilities	2,552	1,577	1,021	589
Total liabilities	25,497	24,963	21,478	18,550
Stockholders’ Equity
Common stock	1	1	1	1
Additional paid in capital	1,488	1,487	1,483	1,477
Accumulated other comprehensive income (loss)	46	31	1	(8)
Retained earnings	436	323	303	186
Total stockholders’ equity	1,971	1,842	1,788	1,656
Total liabilities and stockholders’ equity	$27,468	$26,805	$23,266	$20,206

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					1Q20		2Q19
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$201	$201	$213	$203	$198	$—	—%	$3	2%
Total interest expense	33	53	61	57	60	(20)	(38)%	(27)	(45)%
Net interest income	168	148	152	146	138	20	14%	30	22%
Provision for credit losses	102	14	—	1	17	88	N/M	85	N/M
Net interest income after provision for credit losses	66	134	152	145	121	(68)	(51)%	(55)	(45)%
Noninterest Income
Net gain on loan sales	303	90	101	110	75	213	N/M	228	N/M
Loan fees and charges	41	26	30	29	24	15	58%	17	71%
Net return (loss) on the mortgage servicing rights	(8)	6	(3)	(2)	5	(14)	N/M	(13)	N/M
Loan administration income	21	12	8	5	6	9	75%	15	N/M
Deposit fees and charges	7	9	10	10	10	(2)	(22)%	(3)	(30)%
Other noninterest income	14	14	16	19	48	—	—%	(34)	(71)%
Total noninterest income	378	157	162	171	168	221	N/M	210	N/M
Noninterest Expense
Compensation and benefits	116	102	102	98	90	14	14%	26	29%
Occupancy and equipment	44	41	43	40	40	3	7%	4	10%
Commissions	61	29	35	38	25	32	N/M	36	N/M
Loan processing expense	25	20	20	22	21	5	25%	4	19%
Legal and professional expense	5	6	9	6	6	(1)	(17)%	(1)	(17)%
Federal insurance premiums	7	6	6	5	5	1	17%	2	40%
Intangible asset amortization	4	3	4	3	4	1	33%	—	—%
Other noninterest expense	34	28	26	26	23	6	21%	11	48%
Total noninterest expense	296	235	245	238	214	61	26%	82	38%
Income before income taxes	148	56	69	78	75	92	164%	73	97%
Provision for income taxes	32	10	11	15	14	22	N/M	18	N/M
Net income	$116	$46	$58	$63	$61	$70	N/M	$55	90%
Income per share
Basic	$2.04	$0.80	$1.01	$1.12	$1.08	$1.24	155%	$0.96	89%
Diluted	$2.03	$0.80	$1.00	$1.11	$1.06	$1.23	154%	$0.97	92%

Cash dividends declared	$0.05	$0.05	$0.04	$0.04	$0.04	$—	—%	$0.01	25%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Six Months Ended		Change
	June 30, 2020	June 30, 2019	Amount	Percent
Interest Income
Total interest income	$402	$378	$24	6%
Total interest expense	86	114	(28)	(25)%
Net interest income	316	264	52	20%
Provision for credit losses	116	17	99	N/M
Net interest income after provision for credit losses	200	247	(47)	(19)%
Noninterest Income
Net gain on loan sales	393	124	269	N/M
Loan fees and charges	67	41	26	63%
Net return (loss) on the mortgage servicing rights	(2)	11	(13)	N/M
Loan administration income	33	17	16	94%
Deposit fees and charges	16	18	(2)	(11)%
Other noninterest income	28	66	(38)	(58)%
Total noninterest income	535	277	258	93%
Noninterest Expense
Compensation and benefits	218	177	41	23%
Occupancy and equipment	85	78	7	9%
Commissions	90	38	52	N/M
Loan processing expense	45	38	7	18%
Legal and professional expense	11	12	(1)	(8)%
Federal insurance premiums	13	9	4	44%
Intangible asset amortization	7	8	(1)	(13)%
Other noninterest expense	63	45	18	40%
Total noninterest expense	532	405	127	31%
Income before income taxes	203	119	84	71%
Provision for income taxes	42	22	20	91%
Net income	$161	$97	$64	66%
Income per share
Basic	$2.85	$1.71	$1.14	67%
Diluted	$2.83	$1.69	$1.14	67%

Cash dividends declared	$0.10	$0.08	$0.02	25%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Selected Mortgage Statistics:
Mortgage rate lock commitments (fallout-adjusted) (1)	$13,811	$11,154	$8,344	$24,965	$14,946
Mortgage loans closed	$12,156	$8,591	$8,641	$20,747	$14,154
Mortgage loans sold and securitized	$12,874	$7,487	$8,838	$20,361	$14,008
Selected Ratios:
Interest rate spread (2)	2.52%	2.31%	2.57%	2.41%	2.63%
Net interest margin	2.86%	2.81%	3.08%	2.83%	3.08%
Net margin on loans sold and securitized	2.35%	1.19%	0.84%	1.93%	0.87%
Return on average assets	1.77%	0.78%	1.22%	1.30%	1.01%
Adjusted return on average assets (3) (4)	1.77%	0.78%	0.81%	1.30%	0.81%
Return on average common equity	23.47%	9.82%	14.58%	16.86%	11.94%
Return on average tangible common equity (4)	26.16%	11.46%	17.14%	19.07%	14.33%
Adjusted return on average tangible common equity (3) (4)	26.16%	11.46%	11.69%	19.07%	11.63%
Efficiency ratio	54.3%	77.1%	69.8%	62.5%	74.8%
Common equity-to-assets ratio (average for the period)	7.53%	7.92%	8.35%	15.42%	16.93%
Average Balances:
Average interest-earning assets	$23,692	$21,150	$17,759	$22,421	$17,030
Average interest-bearing liabilities	$15,119	$14,480	$12,898	$14,800	$12,702
Average stockholders' equity	$1,977	$1,854	$1,668	$1,915	$1,626
(1)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)See Non-GAAP Reconciliation for further information.
(4)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Selected Statistics:
Book value per common share	$34.62	$32.46	$31.57	$29.31
Tangible book value per share (1)	$31.74	$29.52	$28.57	$26.16
Number of common shares outstanding	56,943,979	56,729,789	56,631,236	56,483,937
Number of FTE employees	4,641	4,415	4,453	4,026
Number of bank branches	160	160	160	160
Ratio of nonperforming assets to total assets (2)	0.14%	0.14%	0.15%	0.36%
Common equity-to-assets ratio	7.18%	6.87%	7.68%	8.19%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	37.0	38.8	39.7	39.7
Capitalized value of mortgage servicing rights	0.87%	0.95%	1.21%	1.23%
(1)Excludes goodwill and intangibles of $164 million, $167 million, $170 million and $182 million at June 30, 2020, March 31, 2020, December 31, 2019, and June 30, 2019, respectively. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$5,645	$48	3.42%	$5,248	$49	3.72%	$3,539	$40	4.55%
Loans held-for-investment
Residential first mortgage	2,822	24	3.41%	3,062	27	3.51%	3,146	28	3.61%
Home equity	1,001	9	3.78%	1,019	12	4.73%	814	11	5.54%
Other	881	12	5.42%	816	12	5.77%	518	9	6.78%
Total consumer loans	4,704	45	3.87%	4,897	51	4.14%	4,478	48	4.33%
Commercial real estate	3,101	28	3.64%	2,949	34	4.61%	2,394	35	5.65%
Commercial and industrial	2,006	17	3.34%	1,667	19	4.52%	1,744	23	5.26%
Warehouse lending	3,785	38	3.88%	2,310	25	4.30%	1,997	27	5.21%
Total commercial loans	8,892	83	3.67%	6,926	78	4.48%	6,135	85	5.40%
Total loans held-for-investment	13,596	128	3.74%	11,823	129	4.34%	10,613	133	4.97%
Loans with government guarantees	858	4	1.97%	811	3	1.38%	502	4	2.94%
Investment securities	3,417	21	2.42%	3,060	19	2.47%	2,907	20	2.75%
Interest-earning deposits	176	—	0.11%	208	1	1.75%	198	1	2.23%
Total interest-earning assets	23,692	201	3.38%	21,150	$201	3.78%	17,759	$198	4.42%
Other assets	2,569			2,263			2,207
Total assets	$26,261			$23,413			$19,966
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,800	$1	0.22%	$1,587	$3	0.75%	$1,323	$3	0.84%
Savings deposits	3,476	4	0.52%	3,384	9	1.07%	3,191	9	1.16%
Money market deposits	716	—	0.12%	687	1	0.32%	745	1	0.32%
Certificates of deposit	1,987	11	2.00%	2,254	12	2.24%	2,611	15	2.34%
Total retail deposits	7,979	16	0.78%	7,912	25	1.28%	7,870	28	1.42%
Government deposits	1,088	2	0.63%	1,131	3	1.15%	1,128	5	1.51%
Wholesale deposits and other	738	4	2.07%	581	4	2.39%	417	2	2.35%
Total interest-bearing deposits	9,805	22	0.86%	9,624	32	1.33%	9,415	35	1.47%
Short-term FHLB advances and other	3,753	2	0.26%	3,566	12	1.35%	2,633	17	2.53%
Long-term FHLB advances	1,068	3	1.13%	794	3	1.29%	354	1	1.72%
Other long-term debt	493	6	4.99%	496	6	5.33%	496	7	5.77%
Total interest-bearing liabilities	15,119	33	0.86%	14,480	53	1.46%	12,898	60	1.85%
Noninterest-bearing deposits
Retail deposits and other	1,687			1,395			1,275
Custodial deposits (1)	6,223			4,776			3,469
Total noninterest-bearing deposits	7,910			6,171			4,744
Other liabilities	1,255			908			656
Stockholders' equity	1,977			1,854			1,668
Total liabilities and stockholders' equity	$26,261			$23,413			$19,966
Net interest-earning assets	$8,573			$6,671			$4,861
Net interest income		$168			$148			$138
Interest rate spread (2)			2.52%			2.31%			2.57%
Net interest margin (3)			2.86%			2.81%			3.08%
Ratio of average interest-earning assets to interest-bearing liabilities			156.7%			146.1%			137.7%
Total average deposits	$17,715			$15,795			$14,159
(1)Approximately 80 percent of custodial deposits from loans subserviced which pay interest is recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Six Months Ended,
	June 30, 2020			June 30, 2019
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$5,447	$97	3.56%	$3,403	$79	4.63%
Loans held-for-investment
Residential first mortgage	2,942	51	3.46%	3,095	56	3.63%
Home equity	1,010	21	4.26%	780	22	5.58%
Other	848	24	5.59%	438	15	6.91%
Total consumer loans	4,800	96	4.01%	4,313	93	4.32%
Commercial real estate	3,025	63	4.11%	2,322	66	5.66%
Commercial and industrial	1,836	36	3.88%	1,669	45	5.32%
Warehouse lending	3,048	62	4.04%	1,589	42	5.30%
Total commercial loans	7,909	161	4.03%	5,580	153	5.46%
Total loans held-for-investment	12,709	257	4.02%	9,893	246	4.96%
Loans with government guarantees	834	7	1.68%	478	7	2.95%
Investment securities	3,239	40	2.45%	3,081	44	2.83%
Interest-earning deposits	192	1	1.00%	175	2	2.47%
Total interest-earning assets	22,421	402	3.57%	17,030	378	4.43%
Other assets	2,416			2,176
Total assets	$24,837			$19,206
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,693	$4	0.47%	$1,271	$5	0.76%
Savings deposits	3,433	14	0.79%	3,140	17	1.06%
Money market deposits	701	1	0.22%	762	1	0.30%
Certificates of deposit	2,120	22	2.13%	2,550	28	2.24%
Total retail deposits	7,947	41	1.03%	7,723	51	1.32%
Government deposits	1,110	5	0.89%	1,149	9	1.51%
Wholesale deposits and other	659	7	2.21%	402	4	2.30%
Total interest-bearing deposits	9,716	53	1.09%	9,274	64	1.39%
Short-term FHLB advances and other	3,659	14	0.79%	2,679	34	2.53%
Long-term FHLB advances	931	6	1.20%	254	2	1.67%
Other long-term debt	494	13	5.16%	495	14	5.84%
Total interest-bearing liabilities	14,800	86	1.16%	12,702	114	1.80%
Noninterest-bearing deposits
Retail deposits and other	1,541			1,258
Custodial deposits (1)	5,499			3,004
Total noninterest-bearing deposits	7,040			4,262
Other liabilities	1,082			616
Stockholders' equity	1,915			1,626
Total liabilities and stockholders' equity	$24,837			$19,206
Net interest-earning assets	$7,622			$4,328
Net interest income		$316			$264
Interest rate spread (2)			2.41%			2.63%
Net interest margin (3)			2.83%			3.08%
Ratio of average interest-earning assets to interest-bearing liabilities			145.9%			134.1%
Total average deposits	16,755			13,536
(1)Approximately 80 percent of custodial deposits from loans subserviced which pay interest is recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income	$116	$46	$61	$161	$97
Weighted average common shares outstanding	56,790,642	56,655,865	56,446,077	56,723,254	56,670,690
Stock-based awards	333,064	534,058	615,745	433,561	651,823
Weighted average diluted common shares	57,123,706	57,189,923	57,061,822	218,156,815	154,322,513
Basic earnings per common share	$2.04	$0.80	$1.08	$2.85	$1.71
Stock-based awards	(0.01)	—	(0.02)	(0.02)	(0.02)
Diluted earnings per common share	$2.03	$0.80	$1.06	$2.83	$1.69

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,021	7.76%	$1,879	8.09%	$1,826	8.00%	$1,561	7.94%
Total adjusted avg. total asset base	$26,040		$23,212		$22,830		$19,659
Tier 1 common equity (to risk weighted assets)	$1,781	9.11%	$1,639	9.17%	$1,586	9.62%	$1,321	9.08%
Tier 1 capital (to risk weighted assets)	$2,021	10.33%	$1,879	10.52%	$1,826	11.07%	$1,561	10.73%
Total capital (to risk weighted assets)	$2,214	11.32%	$1,997	11.18%	$1,936	11.74%	$1,674	11.51%
Risk-weighted asset base	$19,562		$17,863		$16,493		$14,551

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$1,969	7.57%	$1,900	8.19%	$1,752	7.71%	$1,632	8.32%
Total adjusted avg. total asset base	$26,020		$23,194		22,727		$19,614
Tier 1 common equity (to risk weighted assets)	$1,969	10.07%	$1,900	10.64%	$1,752	11.04%	$1,632	11.23%
Tier 1 capital (to risk weighted assets)	$1,969	10.07%	$1,900	10.64%	$1,752	11.04%	$1,632	11.23%
Total capital (to risk weighted assets)	$2,161	11.05%	$2,019	11.30%	$1,862	11.73%	$1,745	12.00%
Risk-weighted asset base	$19,559		$17,857		15,873		$14,538

Loans Serviced
(Dollars in millions)
(Unaudited)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$174,517	854,693	$193,037	916,989	$194,638	918,662	$170,139	816,743
Serviced for others	29,846	122,779	23,439	102,338	24,003	105,469	25,774	106,334
Serviced for own loan portfolio (3)	9,211	64,142	8,539	63,085	9,536	66,526	7,264	59,873
Total loans serviced	$213,574	1,041,614	$225,015	1,082,412	$228,177	1,090,657	$203,177	982,950
(1)Unpaid principal balance, net of write downs, does not include premiums or discounts.
(2)Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.
(3)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
Consumer loans
Residential first mortgage	$2,716	18.3%	$2,964	21.5%	$3,154	26.0%	$3,241	27.8%
Home equity	978	6.6%	1,028	7.5%	1,024	8.4%	922	7.9%
Other	898	6.1%	858	6.2%	729	6.0%	576	4.9%
Total consumer loans	4,592	31.0%	4,850	35.2%	4,907	40.4%	4,739	40.7%
Commercial loans
Commercial real estate	3,016	20.4%	3,092	22.4%	2,828	23.3%	2,463	21.1%
Commercial and industrial	1,968	13.3%	1,880	13.6%	1,634	13.5%	1,821	15.6%
Warehouse lending	5,232	35.3%	3,973	28.8%	2,760	22.8%	2,632	22.5%
Total commercial loans	10,216	69.0%	8,945	64.8%	7,222	59.5%	6,916	59.3%
Total loans held-for-investment	$14,808	100.0%	$13,795	100.0%	$12,129	100%	$11,655	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2020		March 31, 2020		December 31, 2019		June 30, 2019
Indirect Lending	$647	72.0%	$620	72.3%	$578	79.3%	$408	70.8%
Point of Sale	181	20.2%	159	18.5%	63	8.6%	51	8.9%
Other	70	7.8%	79	9.2%	88	12.1%	117	20.3%
Total other consumer loans	$898	100.0%	$858	100.0%	$729	100.0%	$576	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	June 30, 2020	March 31, 2020	June 30, 2019
Residential first mortgage	$60	$46	$26
Home equity	28	23	16
Other	34	16	5
Total consumer loans	122	85	47
Commercial real estate	83	28	34
Commercial and industrial	23	18	24
Warehouse lending	1	1	5
Total commercial loans	107	47	63
Allowance for loan losses	229	132	110
Reserve for unfunded commitments	21	20	3
Allowance for credit losses	$250	$152	$113

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30, 2020
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (2)	Unfunded Commitments
Beginning balance	$46	$23	$16	$28	$18	$1	$132	$20
Provision (benefit) for credit losses:
Loan volume	(2)	(1)	4	—	1	—	2	—
Economic forecast	9	3	6	14	(2)	—	30	1
Credit (1)	5	2	7	10	—	—	24	—
Qualitative factor adjustments	2	—	—	31	6	—	39	—
Charge-offs	(2)	(1)	(2)	—	—	—	(5)	—
Provision for charge-offs	2	1	2	—	—	—	5	—
Recoveries	—	1	1	—	—	—	2	—
Ending allowance balance	$60	$28	$34	$83	$23	$1	$229	$21

(1) Includes changes in the individually evaluated reserve (2) Excludes loans carried under the fair value option

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
Nonperforming LHFI	$23	$19	16	52
Nonperforming TDRs	4	4	3	4
Nonperforming TDRs at inception but performing for less than six months	6	6	7	7
Total nonperforming LHFI and TDRs (1)	33	29	26	63
Other nonperforming assets, net	7	10	10	9
LHFS	7	5	5	15
Total nonperforming assets	$47	$44	$41	$87

Ratio of nonperforming assets to total assets (2)	0.14%	0.14%	0.15%	0.36%
Ratio of nonperforming LHFI and TDRs to LHFI	0.22%	0.21%	0.21%	0.54%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.27%	0.28%	0.30%	0.62%
(1)Includes less than 90 day past due performing loans placed on nonaccrual. Interest is not being accrued on these loans.
(2)Ratio excludes LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total LHFI
June 30, 2020
Consumer loans	$9	$6	$33	$48	$4,592
Commercial loans	—	—	—	—	10,216
Total loans	$9	$6	$33	$48	$14,808
March 31, 2020
Consumer loans	$14	$5	$29	$48	$4,850
Commercial loans	7	—	—	7	8,945
Total loans	$21	$5	$29	$55	$13,795
December 31, 2019
Consumer loans	$9	$5	$26	$40	$4,907
Commercial loans	—	—	—	—	7,222
Total loans	$9	$5	$26	$40	$12,129
June 30, 2019
Consumer loans	$5	$2	$26	$33	$4,739
Commercial loans	1	—	37	38	6,916
Total loans	$6	$2	$63	$71	$11,655
(1)Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
June 30, 2020
Consumer loans	$35	$10	$45
Commercial loans	5	$—	5
Total TDR loans	$40	$10	$50
March 31, 2020
Consumer loans	$37	$10	$47
Total TDR loans	$37	$10	$47
December 31, 2019
Consumer loans	$38	$10	$48
Total TDR loans	$38	$10	$48
June 30, 2019
Consumer loans	$41	$11	$52
Total TDR loans	$41	$11	$52

Non-GAAP Reconciliation
(Unaudited)

        In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ benefit and acquisition related expenses recognized in conjunction with the Well Fargo branch acquisition from 2018 are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, return on average tangible common equity, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest income, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, and adjusted basic and diluted earnings per share provide a meaningful representation of its operating performance on an ongoing basis.

        The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Dollars in millions, except share data)
Total stockholders' equity	$1,971	$1,842	$1,788	$1,734	$1,656
Less: Goodwill and intangible assets	164	167	170	174	178
Tangible book value	$1,807	$1,675	$1,618	$1,560	$1,478

Number of common shares outstanding	56,943,979	56,729,789	56,631,236	56,510,341	56,483,937
Tangible book value per share	$31.74	$29.52	$28.57	$27.62	$26.16

Total assets	$27,468	$26,805	$23,266	$22,048	$20,206
Tangible common equity to assets ratio	6.58%	6.25%	6.95%	7.08%	7.31%

Return on average common equity, adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended			Six Months Ended
	June 30, 2020	December 31, 2019	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in millions)
Net income	$116	$58	$61	$161	$97
Add: Intangible asset amortization, net of tax	3	3	3	6	6
Tangible net income	$119	$61	$64	$167	$103

Total average equity	$1,977	$1,803	$1,668	$1,915	$1,626
Less: Average goodwill and intangible assets	165	172	180	167	184
Total tangible average equity	$1,812	$1,631	$1,488	$1,748	$1,442

Return on average common equity	23.47%	12.69%	14.58%	16.86%	11.94%
Adjustment to remove DOJ adjustment	—%	—%	(1.22)%	—%	(2.49)%
Adjustment to remove Wells Fargo acquisition costs	—%	—%	—%	—%	0.10%
Adjusted return on average common equity	23.47%	12.69%	13.36%	16.86%	9.55%

Return on average tangible common equity	26.16%	14.76%	17.14%	19.07%	14.33%
Adjustment to remove DOJ adjustment	—%	—%	(5.45)%	—%	(2.81)%
Adjustment to remove Wells Fargo acquisition costs	—%	—%	—%	—%	0.11%
Adjusted return on average tangible common equity	26.16%	14.76%	11.69%	19.07%	11.63%

Return on average assets	1.77%	0.99%	1.22%	1.30%	1.01%
Adjustment to remove DOJ adjustment	—%	—%	(0.41)%	—%	(0.21)%
Adjustment to remove Wells Fargo acquisition costs	—%	—%	—%	—%	0.01%
Adjusted return on average assets	1.77%	0.99%	0.81%	1.30%	0.81%

Adjusted HFI loan-to-deposit ratio.

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Dollars in millions, except share data)
Average LHFI	$13,596	$11,823	$12,168	$11,743	$10,613
Less: Average warehouse loans	3,785	2,310	2,747	2,508	1,997
Adjusted average LHFI	$9,811	$9,513	$9,421	$9,235	$8,616

Average deposits	$17,715	$15,795	$15,904	$15,817	$14,159
Less: Average custodial deposits	6,223	4,776	4,772	4,550	3,469
Adjusted average deposits	$11,492	$11,019	$11,132	$11,267	$10,690

HFI loan-to-deposit ratio	76.7%	74.9%	76.5%	74.2%	75.0%
Adjusted HFI loan-to-deposit ratio	85.4%	86.3%	84.6%	82.0%	80.6%

Adjusted noninterest income, income before income taxes, provision for income taxes, net income, and basic earnings per share, diluted earnings per share.

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Dollars in millions)
Noninterest income	$378	$157	$162	$171	$168
DOJ benefit	—	—	—	—	(25)
Adjusted noninterest income	$378	$157	$162	$171	$143

Income before income taxes	$148	$56	$69	$78	$75
Adjustment for DOJ benefit	—	—	—	—	(25)
Adjusted income before income taxes	$148	$56	$69	$78	$50

Provision for income taxes	$32	$10	$11	$15	$14
Tax impact on adjustment for DOJ benefit	—	—	—	—	(5)
Adjusted provision for income taxes	$32	$10	$11	$15	$9

Net income	$116	$46	$58	$63	$61
Adjusted net income	$116	$46	$58	$63	$41

Weighted average common shares outstanding	56,790,642	56,655,865	56,513,890	56,484,499	56,446,077
Weighted average diluted common shares	57,123,706	57,189,923	57,198,734	57,110,796	57,061,822
Adjusted basic earnings per share	$2.04	$0.80	$1.01	$1.12	$0.72
Adjusted diluted earnings per share	$2.03	$0.80	$1.00	$1.11	$0.71